EXHIBIT (j)(15)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 103 to the Registration Statement on Form N-1A for the Eaton Vance Mutual Funds Trust ("Registration Statement") of our report dated December 30, 2004, relating to the financial statements and financial highlights of the Eaton Vance Low Duration Fund (the "Fund"), which appears in the October 31, 2004 Annual Report to Shareholders of the Fund, and of our report dated December 30, 2004, relating to the financial statements and supplementary data of the Investment Portfolio (the "Portfolio"), which appears in the October 31, 2004 Annual Report of the Portfolio, each of which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
February 28, 2005